Exhibit 23.10

                    Consent of Independent Public Accountants

As independent public accountants, we hereby consent to the incorporation by reference in this registration statement on Form S-4 of our reports dated
February 20, 1998, for Iron Mountain Incorporated included in Iron Mountain Incorporated's Form 10-K for the year ended December 31, 1997, filed with the Securities and Exchange Commission on March 27, 1998, and to all references to our Firm included in this registration statement.

                                            /s/ Arthur Andersen LLP

Boston, Massachusetts
November 13, 1998